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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-09591) of our report dated July 23, 1996, except for Note 12 for which the dates are July 31, 1996 and September 6, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of Splash Technology Holdings, Inc. We also consent to the reference to our firm under the caption "Experts."



                                             Coopers & Lybrand, L.L.P.

San Jose, California
September 10, 1996